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                                                                    EXHIBIT 23.1

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 23, 1998, in the Registration Statement (Form S-2 No. 333-47585) and related Prospectus of Champion Industries, Inc. for the registration of 1,150,000 shares of its common stock.

                                       /s/ Ernst & Young LLP




Charleston, West Virginia
March 4, 1998